Exhibit 99.1

PARKWAY PROPERTIES AGREES TO MERGER WITH THOMAS PROPERTIES GROUP IN STOCK-FOR-STOCK TRANSACTION VALUED AT $1.2 BILLION

- Increases the size of Parkway’s Houston portfolio by 2.5 million square feet -

- Achieves Parkway’s stated strategy of expanding into Austin market with high-quality, Class A assets -

ORLANDO, FLA. & LOS ANGELES, CA (September 5, 2013) –Parkway Properties, Inc. (NYSE:PKY) (“Parkway”) and Thomas Properties Group, Inc. (NYSE: TPGI) (“Thomas Properties”) announced today that they have signed a definitive merger agreement pursuant to which Thomas Properties will merge with and into Parkway in a stock-for-stock transaction valued at approximately $1.2 billion. The merger agreement was unanimously approved by the board of directors of each company following receipt of fairness opinions, and the transaction is expected to close by the end of the fourth quarter of 2013, subject to the approval of stockholders of both companies, receipt of certain third party consents and other customary closing conditions.

Under the terms of the merger agreement, Thomas Properties’ shareholders will receive 0.3822 shares of newly issued Parkway common stock in exchange for each share of Thomas Properties common stock, for an implied price per share of $6.26 based on Parkway’s closing stock price of $16.37 on September 4, 2013.

Upon completion of the transaction, Parkway will assume Thomas Properties’ ownership interest in two office properties in Houston, Texas and five office properties in Austin, Texas. In addition, Parkway may take ownership of three assets in Northern Virginia that secure debt that is presently subject to special servicing and are expected to be liquidated before or shortly after the closing of the transaction. Parkway also has separately reached an agreement with Brandywine Realty Trust (NYSE: BDN) (“Brandywine”) to sell substantially all of Thomas Properties’ ownership interest in two office properties located in Philadelphia, Pennsylvania known as Commerce Square, based on an agreed-upon property value of $332 million, which sale will close concurrent with and be subject to the closing of the merger transaction. Additionally, Parkway has agreed to sell Thomas Properties’ Four Points Centre and a contiguous land parcel located in Austin, Texas to Brandywine for $51 million, subject to the successful completion of due diligence by Brandywine and other customary closing conditions.

Parkway intends to assume approximately $752 million of Thomas Properties’ pro rata share of in-place secured debt, which will be reduced to approximately $530 million following the completion of the planned asset sales in connection with the transaction. Furthermore, Parkway intends to provide Thomas Properties with a bridge loan totaling up to $80 million to partially fund its required net equity contribution of approximately $163 million in connection with the liquidation of its joint venture with The California State Teachers’ Retirement System (“CalSTRS”), which is expected to be consummated in late September 2013.

Upon consummation of the merger, James A. Thomas, President and Chief Executive Officer of Thomas Properties, will become Chairman of Parkway’s board of directors, and Parkway’s board of directors will be expanded to 10 members.

James R. Heistand, President and Chief Executive Officer of Parkway, stated, “Parkway will be adding a portfolio of seven, high-quality assets totaling 4.9 million square feet, each located in one of Parkway’s targeted submarkets. This transaction will significantly expand and upgrade our presence in Houston and simultaneously will allow us to fulfill our stated strategy of expanding into the Austin market. We continue to believe that our markets are in the early stages of recovery, and this transaction will give us an attractive basis with potential opportunity to create additional value through occupancy gains and rental rate growth.”

James A. Thomas, President and Chief Executive Officer of Thomas Properties, commented, “Our board believes that the combination with Parkway, based upon our relative net asset values, will maximize value for our shareholders, both in the near and long term. We are big believers in Parkway’s long-term growth strategy of gaining critical mass with high-quality assets in targeted submarkets throughout the Sunbelt. This combination of Thomas Properties and Parkway delivers to our stockholders increased scale, improved liquidity, a strengthened balance sheet and the tax advantages of a REIT structure.”

David R. O’Reilly, Executive Vice President and Chief Financial Officer of Parkway, said, “This transaction continues Parkway’s progress in upgrading our portfolio while maintaining a conservative and flexible balance sheet. Given the cost synergies we expect to achieve, we expect the transaction to be accretive to our Funds From Operations in 2014 and beyond, and we believe there is potential to create additional value through embedded rent growth via in-place rents that are below market, occupancy gains and overall market rental rate growth as these targeted submarkets continue through the recovery phase of this real estate cycle. In addition, we believe that our expected contemporaneous asset sales to Brandywine will preserve our strong balance sheet and support our future growth.”

Strategic and Financial Benefits

Parkway expects the acquisition to have the following strategic benefits:

•	High–Quality Portfolio: The assets in the Thomas Properties portfolio that Parkway intends to hold are premier, Class A office properties, located in target submarkets within desirable, high-growth Sunbelt markets, and each has a creditworthy and diverse tenant base. The properties Parkway will be acquiring and holding are currently 90.0% occupied.

•	Attractive Asset Pricing: The implied real estate value of the assets being acquired and held by Parkway is approximately $866 million, or approximately $266 per square foot. The estimated 2014 net operating income yield based on this implied asset pricing is approximately 6.0% on a cash basis and approximately 8.1% on a GAAP basis. Parkway expects to achieve an unlevered internal rate of return on the assets in excess of 9.0%.

•	Increased Scale and Stronger Market Presence: The transaction will increase Parkway’s total portfolio square footage by approximately 39%. Parkway will more than double the size of its Houston portfolio with high-quality assets, and achieve its stated strategy of expanding into Austin, with all of the Austin assets consolidated in the targeted CBD submarket.

•	Accretion and Growth: The transaction is expected to be accretive to Parkway’s Funds From Operations in 2014 and beyond as a result of the significant synergies Parkway expects to achieve. In addition, the Thomas Properties high-quality portfolio provides the opportunity to further enhance Parkway’s growth profile as a result of the portfolio’s embedded rent growth via in-place rents that are below market, occupancy gains and overall market rental rate growth.

•	Limited Integration Risk: Given the overlapping geographic footprints of the two companies, Parkway expects to have limited integration risk and will have strong regional leadership already in-place. Parkway also expects to achieve cost synergies with minimal increase to its current G&A expense.

Transaction Overview

•	100% stock-for-stock merger with Thomas Properties with a fixed exchange ratio of 0.3822 shares of Parkway common stock per outstanding share of Thomas Properties common stock. The implied offer price is approximately $6.26 per share of Thomas Properties common stock based on Parkway’s closing stock price of $16.37 on September 4, 2013. The total implied transaction value is approximately $1.2 billion, which includes transaction costs of approximately $48 million. Pro forma for the planned asset sales in conjunction with the closing of the transaction, the implied transaction value is approximately $1.0 billion.

•	In advance of or in connection with the merger, the following events are expected to occur:

•	As previously announced by Thomas Properties on July 31, 2013, Thomas Properties will liquidate its joint venture with CalSTRS (“TPG/CalSTSRS”). As a result, TPG/CalSTRS will distribute to CalSTRS the entities that own City National Plaza in Los Angeles, subject to existing mortgage debt, along with $163.8 million in cash. Simultaneously, TPG/CalSTRS will distribute to Thomas Properties the entities that own CityWestPlace and San Felipe Plaza in Houston and three properties in Northern Virginia, also subject to existing mortgage debt. Following the liquidation, Thomas Properties will have no interest in City National Plaza and will own 100% of the equity in San Felipe Plaza and CityWestPlace, which will be acquired by Parkway through the merger. The joint venture liquidation is expected to occur by September 30, 2013.

•	Parkway has agreed with Brandywine to sell substantially all of Thomas Properties’ ownership interest in its two Class A high rise assets located in Philadelphia, One and Two Commerce Square, based on an agreed-upon property value of $332 million, subject to consummation of the merger and other customary closing conditions.

•	Parkway has agreed to sell Thomas Properties’ Four Points Centre and a contiguous land parcel, located in Austin, to Brandywine for $51 million. The transaction is subject to the successful completion of due diligence by Brandywine and other customary closing conditions.

•	The three office properties located in Northern Virginia that are subject to special servicing are expected to be liquidated before or shortly following the closing of the merger.

•	Parkway will provide Thomas Properties with a bridge loan of up to $80 million to fund a portion of the TPG/CalSTRS $163.8 million total required equity distribution in connection with their previously mentioned joint venture liquidation. Parkway will fund this bridge loan using proceeds from its existing revolving credit facility. The bridge loan will initially earn a fixed annual interest rate of 6%, and will be funded on the liquidation date of the TPG/CalSTRS joint venture. The annual interest rate on the bridge loan will increase to 8% on the six-month anniversary of funding and to 12% on the twelve-month anniversary of funding. If the merger is not consummated, the bridge loan will mature on January 15, 2015.

•	James A. Thomas will become Chairman of the Board of Directors of Parkway upon consummation of the merger, and Parkway’s total number of board members will be expanded to 10 members.

•	The transaction will require a majority approval by both Parkway and Thomas Properties stockholders. The stockholder meetings are expected to be held during the fourth quarter of 2013, and the transaction is expected to close by the end of the fourth quarter. Mr. Thomas and affiliates of TPG Capital, the global private investment firm and Parkway stockholder, have entered into voting agreements in connection with the shareholder meetings.

Portfolio Overview

Below is a list of operating properties currently owned by Thomas Properties:

	Property Name	Market	Submarket	RSF (1)	Occupancy (2)	Thomas Properties Current Ownership	Pro Forma Parkway Ownership
1.	CityWestPlace (3)	Houston, TX	Westchase	1,473	99.0%	25.0%	100.0%
2.	San Felipe Plaza (3)	Houston, TX	Galleria	980	86.5%	25.0%	100.0%
3.	One Commerce Square (4)	Philadelphia, PA	CBD	943	87.6%	75.0%	0.0%
4.	Two Commerce Square (4)	Philadelphia, PA	CBD	953	87.3%	75.0%	0.0%
5.	City National Plaza (3)	Los Angeles, CA	CBD	2,496	88.1%	7.9%	0.0%
6.	Frost Bank Tower	Austin, TX	CBD	535	94.8%	33.3%	33.3%
7.	300 West 6th Street	Austin, TX	CBD	454	89.9%	33.3%	33.3%
8.	San Jacinto Center	Austin, TX	CBD	410	81.2%	33.3%	33.3%
9.	One Congress Plaza	Austin, TX	CBD	518	83.5%	33.3%	33.3%
10.	One American Center	Austin, TX	CBD	504	75.9%	33.3%	33.3%
11.	Four Points Centre (5)	Austin, TX	Northwest	192	99.1%	100.0%	0.0%
12.	Fair Oaks Plaza (6)	Fairfax, VA	Fairfax	180	N/A	25.0%	N/A
13.	Reflections I (6)	Reston, VA	Reston	124	N/A	25.0%	N/A
14.	Reflections II (6)	Reston, VA	Reston	64	N/A	25.0%	N/A

Total Portfolio				9,827	89.0%

1.	Rentable Square Feet in thousands and based on 100% ownership.
2.	Occupancy rates are as of June 30, 2013.
3.	Included in Thomas Properties joint venture with CalSTRS that is expected to be liquidated prior to closing of the transaction. Following the liquidation of the joint venture, Thomas Properties will own 100.0% of CityWestPlace and San Felipe Plaza and will own 0.0% of City National Plaza.
4.	Parkway has agreed to sell substantially all of Thomas Properties’ ownership interest in One and Two Commerce Square to Brandywine concurrent with the merger closing.
5.	Four Points Centre is under contract to be sold to Brandywine concurrent with the merger closing, subject to the successful completion of due diligence and other customary closing conditions.
6.	Properties are subject to special servicing and are expected to be liquidated shortly before or after the merger closing.

Advisors

BofA Merrill Lynch is serving as exclusive financial advisor to Parkway, and Hogan Lovells US LLP is acting as its legal counsel. Morgan Stanley is serving as exclusive financial advisor to Thomas Properties, and Skadden, Arps, Slate, Meagher & Flom LLP is acting as its legal counsel.

Conference Call and Investor Information

Parkway and Thomas Properties have scheduled a conference call to discuss the acquisition on September 5, 2013, at 8:30am Eastern Time. The conference call can be accessed by dialing 1-877-407-3982, or 1-201-493-6780 for international participants. An investor presentation discussing the transaction will be available in the investor relations section of Parkway’s website prior to the conference call. A live audio webcast will also be available on the investor relations section of Parkway’s website, and a taped replay of the call can be accessed 24 hours a day through September 12, 2013, by dialing 1-877-870-5176, or 1-858-384-5517 for international callers, and using the passcode 10000253.

About Parkway Properties

Parkway Properties, Inc. is a fully integrated, self-administered and self-managed real estate investment trust specializing in the acquisition, ownership and management of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 46 office properties located in eight states with an aggregate of approximately 13.3 million square feet at July 1, 2013. Parkway also offers fee-based real estate services which manage and/or lease approximately 11.8 million square feet for third parties as of July 1, 2013. Additional information about Parkway is available on the company’s website at www.pky.com.

About Thomas Properties

Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use properties on a nationwide basis. The company’s primary areas of focus are the acquisition and ownership of interests in premier office properties, property development and redevelopment, and property and investment management activities. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss Parkway’s and/or Thomas Properties’ expectations (including any use of the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “might,” “outlook,” “project”, “should” or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon current beliefs as to the outcome and timing of future events. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Parkway and Thomas Properties operate and beliefs of and assumptions made by their respective management, involve uncertainties that could significantly affect the financial results of Parkway, Thomas Properties or the combined company. There can be no assurance that actual future developments affecting Parkway, Thomas Properties or the combined company will be those anticipated by Parkway or Thomas Properties. Examples of forward-looking statements include projected 2013 fully diluted EPS, share of depreciation and amortization, reported FFO per share, projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions and other potential transactions and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of Parkway or Thomas Properties) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets and interest rates; the demand for and market acceptance of either company’s properties for rental purposes; the ability of either company to enter into new leases or renewal leases on favorable terms; the amount and growth of the either company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions and competition in those areas where either company owns properties; risks associated with joint venture partners; risks associated with the ownership and development of real property; termination of property management contracts; the bankruptcy or insolvency of companies for which Parkway provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting either company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate pending transactions; applicable regulatory changes; risks associated with acquisitions, including the integration of the combined companies’ businesses; risks associated with achieving expected revenue synergies or cost savings; risks associated with the companies’ ability to consummate the merger and the timing of the closing of the merger; and other risks and uncertainties detailed from time to time in Parkway’s or Thomas Properties’ SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the business, financial condition, liquidity, cash flows and financial results of either company could differ materially from those expressed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. Neither Parkway nor Thomas Properties undertakes to update forward-looking statements except as may be required by law.

Additional Information about the Proposed Transaction and Where to Find It

This communication relates to the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as September 4, 2013, among Parkway Properties, Inc., Parkway Properties LP, PKY Masters, LP, Thomas Properties Group, Inc. and Thomas Properties Group, L.P.

In connection with the proposed transaction, Parkway expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Parkway and Thomas Properties that also constitutes a prospectus of Parkway, which joint proxy statement will be mailed or otherwise disseminated to Parkway and Thomas Properties stockholders when it becomes available. Parkway and Thomas Properties also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Parkway and Thomas Properties with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their websites at www.pky.com and www.tpgre.com or by contacting the individuals listed below.

Certain Information Regarding Participants

Parkway and Thomas Properties and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Parkway’s executive officers and directors in Parkway’s definitive proxy statement filed with the SEC on April 4, 2013 in connection with its 2013 annual meeting of shareholders. You can find information about Thomas Properties’ executive officers and directors in Thomas Properties’ definitive proxy statement filed with the SEC on April 30, 2013 in connection with its 2013 annual meeting of shareholders. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Parkway or Thomas Properties using the sources indicated below.

No Offer or Solicitation

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Relations – Parkway Properties

Thomas E. Blalock

Vice President of Finance and Capital Markets

Phone: (407) 650-0593

tblalock@pky.com

Media Relations – Parkway Properties

Jason Chudoba or Phil Denning

ICR, Inc.

Phone: (203) 682-8200

Jason.chudoba@icrinc.com, Phil.denning@icrinc.com

Investor Relations – Thomas Properties Group

Diana Laing

Chief Financial Officer

Phone: (213) 613-1900

DLaing@tpgre.com